                             STOCKHOLDERS AGREEMENT

         This STOCKHOLDERS AGREEMENT, dated as of January 29, 2002, is made and entered into by and among CORVIS CORPORATION, a Delaware corporation ("Corvis"), and the parties executing this Agreement as "Principal Stockholders" (the "Principal Stockholders").

         WHEREAS, reference is made to the Agreement and Plan of Merger dated as of January 29, 2002 (the "Merger Agreement"), among Corvis, Corvis Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Corvis ("Corvis Sub"), and Dorsal Networks, Inc., a Delaware Corporation (the "Company"), providing for, among other things, the merger (the "Merger") of Corvis Sub with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Corvis and the Principal Stockholders, (together with Corvis the "Interested Parties"), along with other stockholders of the Company, receiving shares of common stock of Corvis, $.01 par value per share ("Corvis Common Stock"), in exchange for shares of capital stock of the Company, in the manner provided in the Merger Agreement (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Merger Agreement);

         WHEREAS, in connection with the transactions contemplated by the Merger Agreement the Principal Stockholders have agreed to (i) make certain representations and warranties, and (ii) make certain provisions with respect to the voting of the shares of Company Capital Stock held by such Principal Stockholders.

         NOW, THEREFORE, in consideration of the premises and the representations and warranties and agreements contained herein, the parties hereto agree as follows:

         1. Representations and Warranties of Each Principal Stockholder. In connection with the transactions contemplated by the Merger Agreement, each Principal Stockholder hereby represents and warrants, severally, to Corvis and Corvis Sub that the following statements are true, complete and accurate:

                  1.1 Authorization of Transaction. Such Principal Stockholder has full power and authority to execute and deliver this Agreement and such Related Agreements to which it/he is a party, and to perform its/his obligations hereunder and thereunder. This Agreement and such Related Agreements each constitutes the valid and legally binding obligation of such Principal Stockholder, each enforceable in accordance with its terms and conditions. Such Principal Stockholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement and such Related Agreements.

                  1.2 Noncontravention. Neither the execution and the delivery of this Agreement and the Related Agreements to which it/he is a party, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, Order, decree, ruling, charge or other restriction of any government, Governmental Authority, or court to which such Principal Stockholder is subject, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which such Principal Stockholder is a party, by which it is bound or to which any of its Assets is subject.

                  1.3 Brokers. Each Principal Stockholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Merger Agreement for which Corvis or Corvis Sub or the Surviving Corporation could become liable or obligated.

                  1.4 Company Shares. Such Principal Stockholder holds of record and owns beneficially the series or class and number of shares of Company Capital Stock set forth next to its/his name on Schedule I hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws and the restrictions in that certain Investors Rights Agreement, Voting Agreement and Co-Sale Agreement, each dated June 28, 2001 (the "Prior Agreements") which are to be terminated pursuant to
Section 6.2(f) of the Merger Agreement), Liens, options, warrants, purchase rights, Contracts, commitments and/or equities. Except for the Prior Agreements, such Principal Stockholder is not a party to any option, warrant, purchase right or other contract or commitment that could require such Principal Stockholder to sell, transfer or otherwise dispose of any capital stock of the Company (other than pursuant to the Merger Agreement). Such Principal Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than the Merger Agreement and this Agreement).

         2. Principal Stockholder Consent and Voting Agreement. Each Principal Stockholder hereby (a) irrevocably consents to the execution and delivery of this Agreement and to the consummation of the Merger, and (b) as long as the Merger Agreement has not been terminated, further irrevocably agrees to vote all Company Capital Stock as to which such Principal Stockholder is entitled to vote at a meeting of the stockholders of the Company, or by written consent without a meeting as follows: (i) in favor of approval and adoption of the Merger and the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or such Principal Stockholder under this Agreement or the Merger Agreement; and
(iii) against any action or agreement (other than this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement in accordance with its terms), that would, directly or indirectly, impede, interfere with, delay, postpone or attempt to discourage the Merger.

         3. Principal Stockholders Grant of Proxy. Each Principal Stockholder hereby irrevocably appoints each of the General Counsel and Chief Financial Officer of Corvis, each with full power of substitution (each such individual and his substitutes being referred to herein as the "Proxy"), as attorneys and proxies to vote all Company Capital Stock on all matters referred to in Section 2 above to which such Principal Stockholder is entitled to vote at a meeting of the stockholders of the Company or to which he is entitled to express consent or dissent to corporate action in writing without a meeting, in accordance with
Section 2 above. Each Principal Stockholder agrees to refrain from taking any action contrary to or in any manner inconsistent with the terms of this Agreement or the Merger Agreement. Each Principal Stockholder agrees that this grant of Proxy pursuant hereto may, at any time, name any other person as his substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. Each Principal Stockholder hereby revokes any proxy previously granted by him/it with respect to voting his or its shares of Company Capital Stock in a manner inconsistent herewith. In discharging its powers under this Agreement, the Proxy may rely upon advice of counsel to Corvis, and any vote made or action taken by the Proxy in reliance upon such advice of counsel shall be deemed to have been made in good faith by the Proxy. This grant of proxy shall terminate upon the termination of the Merger Agreement pursuant to Section 8.1 thereof.

         4. Indemnification Obligation. Each of the Principal Stockholders hereby acknowledges and agrees that by execution of this Agreement, each such Principal Stockholder consents to be bound by the terms and conditions of
Section 7 of the Merger Agreement with respect to the indemnification obligations set forth therein and to the terms for the deposit of certain of the Principal Stockholder's Merger Shares pursuant to Section 1.14 of the Merger Agreement.

         5. Stockholders Committee. Each of the Principal Stockholders agrees to the formation and operation of the Stockholders Committee in accordance with
Section 7.8 of the Merger Agreement.

         6. Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with the terms thereof.

         7. Miscellaneous.

         (a) All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed given when received by the addressee. All notices shall be delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid. Notices shall be sent to the addresses given below for the parties, or to such other address for any party notice of which, complying with these requirements, is given by that party to all others.

         (i) if to the Principal Stockholders then to:

             John Spirtos
             Stockholders' Committee
             Optical Capital Group
             9212 Berger Road
             Columbia, MD  21046
             Telecopier: (410) 309-4326
             E-Mail: John.Spirtos@opticalcapitalgroup.com

             with a copy to:

              Thomas F. Cooney
              Kirkpatrick & Lockhart, LLP
              1800 Massachusetts Avenue, NW
              2nd Floor
              Washington, DC  20036
              Telecopier: 202-778-9100
              E-Mail:  tcooney@kl.com

         (ii) if to Corvis, to:

              Kim Larsen, Esq.
              7015 Albert Einstein Drive
              Columbia, MD 21046
              Telecopier:  443-259-4417

              with copies to:

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
              11911 Freedom Drive, Suite 400
              Reston, VA  20190
              Telecopier:  (703) 464-4895
              Attention:  Scott Meza, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith.

         (b) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (c) Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflicting provision or rule (whether of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than Delaware to be applied.

         (d) Consent to Jurisdiction. Each of the Interested Parties irrevocably consents and submits to the jurisdiction of the courts of Delaware and the United States District Courts for Delaware, as the exclusive jurisdiction and venue for any actions or proceedings brought by any Interested Party, arising out of or relating to this Stockholders Agreement.

         (e) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other parties hereto.

         (f) Amendments. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

         (g) Entire Agreement. This Agreement, the Merger Agreement and the General Indemnity Escrow Agreement, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, written or oral, among the parties identified above with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be executed and delivered on the date first above written.

                                     CORVIS CORPORATION

                                     By: Kim D.Larsen
                                         --------------
                                     Name:Kim D. Larsen
                                     Title:SVP. General Counsel & Secretary


Signature Page to Stockholders Agreement

                                     PRINCIPAL STOCKHOLDERS:

                                     OPTICAL CAPITAL GROUP, LLC
                                     ---------------------------

                                     By:  /s/ John Spirtos
                                         -----------------
                                     Name:John Spirtos



Signature Page to Stockholders Agreement

                                      PRINIPCAL STOCKHOLDERS:


                                      HRLD LIMITED PARTNERSHIP
                                      ------------------------

                                      By:   /s/ David R. Huber
                                          ------------------------
                                      Name: David R. Huber


Signature Page to Stockholders Agreement

                                       PRINCIPAL STOCKHOLDERS:


                                       OCG EQUITY PARTNERS, LLC
                                       ------------------------

                                       By:  /s/ John Spirtos
                                           --------------------
                                       Name: John Spirtos










Signature Page to Stockholders Agreement

                                        PRINCIPAL STOCKHOLDERS:

                                        Grosvenor Venture Partners III, LP
                                        ----------------------------------------

                                        By:   /s/ Bruce B. Dunnan
                                            ------------------------------------
                                        Name: Bruce B. Dunnan
                                              Grosvenor Select Partners, L.L.C.
                                              Its G.P.


Signature Page to Stockholders Agreement

                                        PRINCIPAL STOCKHOLDERS:

                                        Grosvenor Venture Partners IV (GP), L.P.
                                        ---------------------------------------
                                        By: Bruce B. Dunnan
                                            ---------------
                                        Name: Bruce B. Dunnan
                                              GVP IV GP, L.L.C. its G.P.



Signature Page to Stockholders Agreement

                               PRINCIPAL STOCKHOLDERS:

                               U.S. Ventures L.P.
                               ------------------
                               By its General Partner: Davenport Capital Venture

                               By: Patrick Davenport
                                   -----------------
                               Name: Patrick Davenport



Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:

                                         KS Teknoinvest VII
                                         ----------------------

                                         By: Bjorn Bjora
                                             -----------
                                         Name: Bjorn Bjora
                                               -----------
                                               General Manager


Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:

                                           Ferd As
                                         ----------------------------

                                         By: Helge Hellebust
                                             ------------------------
                                         Name: Helge Hellebust



Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:

                                         FURUHOLMENINVEST A/S
                                         ---------------------------

                                         By: Christen Furuholmen
                                             -----------------------
                                         Name: Christen Furuholmen


Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:

                                         Ventures Technology III KS
                                         --------------------------

                                         By: Oddvar Aaserud
                                             --------------
                                         Name: Oddvar Aaserud


Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:

                                         Thomas V. Beard
                                         ----------------------

                                         By: Thomas V. Beard
                                             -------------------
                                         Name:


Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:


                                         ----------------------

                                         By: Richard M. Barkeley
                                             -------------------
                                         Name: Richard M. Barkeley


Signature Page to Stockholders Agreement

                                         PRINCIPAL STOCKHOLDERS:


                                         By: George P. Stamos
                                             ----------------
                                         Name: George P. Stamos


Signature Page to Stockholders Agreement

                                   Schedule I

                     List of Company Preferred Stockholders

                                January __, 2002

---------------------------------------------- ------------------------------------------------
Name                                                  Shares Issued and/or Outstanding
---------------------------------------------- --------------- --------------- ----------------
                                                  Series A        Series B     Warrant Holders
                                                Convertible     Convertible
                                                 Preferred       Preferred
                                                   Stock           Stock
---------------------------------------------- --------------- --------------- ----------------
Optical Capital Group, LLC                       43,970,000      9,840,727        1,135,069

---------------------------------------------- --------------- --------------- ----------------
HRLD Limited Partnership                             -           22,981,414       1,913,202
---------------------------------------------- --------------- --------------- ----------------
OCG Equity Partners, LLC                          430,000            -                -
---------------------------------------------- --------------- --------------- ----------------
Grosvenor Venture Partners III, L.P.                 -           8,826,190        1,200,000
---------------------------------------------- --------------- --------------- ----------------
Grosvenor Venture Partners IV, L.P.                  -           2,874,603         400,000
---------------------------------------------- --------------- --------------- ----------------
U.S. Ventures, L.P.                                  -           4,335,714            -
---------------------------------------------- --------------- --------------- ----------------
KS Teknoinvest VII                                   -           5,570,136         463,714
---------------------------------------------- --------------- --------------- ----------------
Ferd AS                                              -            655,311          54,555
---------------------------------------------- --------------- --------------- ----------------
Furuholmen Invest AS                                 -            327,657          27,277
---------------------------------------------- --------------- --------------- ----------------
Venturos Technology III KS                           -           7,863,720         654,655
---------------------------------------------- --------------- --------------- ----------------

---------------------------------------------- --------------- --------------- ----------------
Stamas, George                                       -             39,321           3,273
---------------------------------------------- --------------- --------------- ----------------
Beard, Thomas                                        -             26,212           2,182
---------------------------------------------- --------------- --------------- ----------------
Berkely, Richard                                     -             36,698           3,055
---------------------------------------------- --------------- --------------- ----------------
Total                                            44,400,000      63,377,703       5,856,982
---------------------------------------------- --------------- --------------- ----------------